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EXHIBIT 10.7

                           GLOBAL RESOURCE CORPORATION

                        2008 EMPLOYEES COMPENSATION PLAN

      THIS EMPLOYEES COMPENSATION PLAN, adopted by the Board of Directors of Global Resource Corporation (the "Company") this 23rd day of January, 2008,

WITNESSETH THAT:

      WHEREAS, the Company needs to conserve its cash and working capital and it is desirable to have a plan which will permit the Company to compensate employees with shares of the Company's Common Stock in lieu of cash:

NOW, THEREFORE, in order to carry out the foregoing purpose, the Board of Directors of the Company hereby adopts this Employees Compensation, as follows:

                                    ARTICLE I
                                    THE PLAN

1. GENERAL. This Plan encompasses the grant, by the Company's Board of Directors, of shares of the Company's Common Stock.

2. TOTAL NUMBER OF SHARES UNDER PLAN. The total number of shares issuable pursuant to this Plan, shall be limited to Two Million Five Hundred Thousand (2,500,000).

3. TERM OF PLAN. The term of this Plan shall commence upon the date adopted by the Board of Directors of the Company and shall end on that day five (5) years from the commencement date.

4. AMENDMENT OF THE PLAN. The Board of Directors of the Company may from time to time alter, amend, suspend or discontinue this Plan, or any part hereof, and make rules for its administration.

5. GRANTS OF SHARES DISCRETIONARY. The granting of shares of Common Stock under this Plan shall be entirely discretionary with the Company's Board of Directors (or any committee appointed by the Board of Directors as provided in this Plan) and nothing in this Plan shall be deemed to give any employee any right to participate in this Plan or to receive shares.

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                                   ARTICLE II
                         COMMON STOCK COMPENSATION PLAN

1. PURPOSE. The purpose of this Plan is to provide compensation in the form of Common Stock of the Company, in lieu of cash, to eligible employees who have previously rendered services or who will render services during the term of this 2008 Employees Compensation Plan.

2. ADMINISTRATION. (a) This Plan shall be administered by the Board of Directors which may from time to time issue orders or adopt resolutions, not inconsistent with the provisions of this Plan, to interpret the provisions and supervise the administration of this Plan. The Company's President and Chief Financial Officer shall make initial determinations as to which employees will be considered to receive shares under this Plan, and will provide a list to the Board of Directors. All final determinations shall be by the affirmative vote of a majority of the members of the Board of Directors at a meeting called for such purpose, or reduced to writing and signed by a majority of the members of the Board. Subject to the Company's Bylaws, all decisions made by the Directors in selecting eligible employees, establishing the number of shares, and construing the provisions of this Plan shall be final, conclusive and binding on all persons including the Company, its shareholders and employees.

(b) The Board of Directors may from time to time appoint a Compensation Committee, consisting of at least one Director and one officer, none of whom shall be eligible to participate in the Plan while members of the Committee. The Board of Directors may delegate to such Committee the power to select the particular employees who are to receive shares, and to determine the number of shares to be allocated to each such recipient.

(c) If the SEC Rules and or regulations relating to the issuance of Common Stock under a Form S-8 should change during the term of this Plan, the Board of Directors shall have the power to alter this Plan to conform to such changes.

3. ELIGIBILITY. Shares shall be granted only to employees that are within those classes for which Form S-8 is applicable.

4. SHARES SUBJECT TO THE PLAN. The total number of shares of Common Stock to be granted pursuant to this Plan on and after the commencement date of the Plan shall not exceed 2,500,000 shares of the Company's Common Stock. This total number of shares shall be reduced, from time to time, upon the issuance of shares under this Article II. This total number of shares shall also be subject to appropriate increase or decrease in the event of a stock dividend upon, or a subdivision, split-up, combination or reclassification of the shares.

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                                   ARTICLE III
                                     GENERAL

1. GOVERNING LAW. All grants of shares of Common Stock under this Plan shall be deemed to be made in New Jersey and all disputes arising hereunder shall be governed and controlled by the laws of New Jersey. In the event of any litigation arising from any shares of Common Stock issued under this Plan, jurisdiction and venue of any such litigation shall be in the state and/or federal courts in New Jersey. Any person receiving shares hereunder shall be deemed to have agreed to such provisions.

2. BENEFITS. This Plan shall be for the benefit of the Company and its stockholders and no potential grantee or his/her/its personal representatives, successors and, where applicable, assigns, shall have any rights, powers, licenses, claims or other interest herein.

3. PARAGRAPH HEADINGS. The paragraph headings in this Plan are inserted for convenience and identification only and are in no way intended to define or limit the scope, extent, or intent of this Plan or any of the provisions hereof.

4. INTERPRETATION. It is the intent of the parties that this Agreement shall be construed and interpreted, and that all questions arising hereunder shall be determined in accordance with the provisions of the laws of the State of New Jersey.

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                            CERTIFICATION OF ADOPTION
                             (by Board of Directors)

      The undersigned, being the Chairman of the Board of Directors and the Secretary of the Board of Directors of Global Resource Corporation hereby certify that the foregoing Plan was adopted by a unanimous vote of the Board of Directors on January 23, 2008.


                                                /s/ Frank G. Pringle
                                                --------------------------------
                                                Frank G. Pringle, Chairman


                                                /s/ Jeffrey D. Andrews
                                                --------------------------------
                                                Jeffrey D. Andrews, Secretary


                                                /s/ Fredrick A. Clark
                                                --------------------------------
                                                Frederick A. Clark, Director


                                                /s/ Kim Thorne O'Brien
                                                --------------------------------
                                                Kim Thorne O'Brien, Director


                                                /s/ Jonathan Simon
                                                --------------------------------
                                                Jonathan Simon, Director